UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2014

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)
On April 25, 2014, the Board of Directors of Cardinal Health, Inc. (the "Company") elected David J. Anderson to the Board, effective immediately, to serve until the 2014 annual meeting of shareholders and until his successor is elected and qualified. Mr. Anderson was appointed to serve on the Audit Committee of the Board. Mr. Anderson served as Senior Vice President and Chief Financial Officer of Honeywell International Inc. from June 2003 until April 7, 2014. He is continuing as a Honeywell employee through his retirement effective June 1, 2014, and will serve as a consultant to Honeywell for two years thereafter. Mr. Anderson will participate in the standard director compensation arrangements described in the Company's proxy statement for its 2013 annual meeting of shareholders. The Board has determined that Mr. Anderson is independent under the standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: April 28, 2014	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

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